UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2008

CLYVIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA	98281
(Address of principal executive	(Zip Code)
offices)

(360) 306-0230
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 7, 2008, Walter P.W. Notter resigned as the Chief Executive Officer, Chief Financial Officer, President, Treasurer and as a member of the Board of Directors of Clyvia Inc. (the “Company”). Mr. Notter resigned to pursue other business interests. There was no disagreement between Mr. Notter and the Company regarding any matter relating to the Company’s operations, policies or practices.

Mr. John Boschert, the Company’s Secretary, was appointed in place of Mr. Notter.

Mr. Boschert has acted as our Secretary since June 28, 2005. Mr. Boschert is a self-employed business consultant. Over the past five years, Mr. Boschert has also served as an officer or director of several publicly traded companies including:

  Balsam Ventures, Inc. (OTCBB)
  Exploration Drilling International Inc. (OTCBB)
  Blackstone Lake Minerals Inc. (OTCBB)
  Vitavea Inc. (OTCBB)

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

We do not have an employment agreement with Mr. Boschert; however, we pay Mr. Boschert a management fee of $1,000 per month for his services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLYVIA INC.
Date: August 12, 2008
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer